EXHIBIT 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2018 RESULTS

— — —

INCOME BEFORE TAXES OF $276 MILLION ON $439 MILLION IN NET REVENUES,
 EARNINGS PER SHARE ON NET INCOME OF $0.51 AND EARNINGS PER SHARE
ON COMPREHENSIVE INCOME OF $0.50.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, October 16, 2018 — Interactive Brokers Group, Inc. (IEX: IBKR) an automated global electronic broker, reported diluted earnings per share on net income of $0.51 for the quarter ended September 30, 2018, compared to $0.43 for the same period in 2017, and diluted earnings per share on comprehensive income of $0.50 for the quarter, compared to $0.44 for the same period in 2017.

Net revenues were $439 million and income before income taxes was $276 million this quarter, compared to net revenues of $426 million and income before income taxes of $268 million for the same period in 2017. The results for the quarter were positively impacted by strong growth in net interest income, which increased $62 million, or 34%, and higher commissions, which increased $4 million, or 2% from the year-ago quarter. The increase in our results for this quarter were counterbalanced by a $50 million reversal on our currency diversification strategy, which swung from a $26 million gain in the year-ago quarter to a $24 million loss this quarter, and by the non-recurrence of an $11 million gain on the sale of our U.S. market making business in the year-ago quarter.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on December 14, 2018 to shareholders of record as of November 30, 2018.

Business Highlights

•	63% pretax profit margin for this quarter and the year-ago quarter.
•	66% Electronic Brokerage pretax profit margin for this quarter, up from 61% in the year-ago quarter.
•	Customer equity grew 23% from the year-ago quarter to $142.5 billion and customer debits increased 22% to $30.7 billion.
•	Customer accounts increased 26% from the year-ago quarter to 576 thousand.
•	Total DARTs[1] increased 10% from the year-ago quarter to 763 thousand.
•	Brokerage segment equity was $5.5 billion. Total equity was $6.9 billion.

1 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 30%, to $292 million in the quarter ended September 30, 2018, compared to the same period last year. Net revenues increased 21% to $444 million on higher net interest income, other income, and commissions revenue.

Net interest income increased 37% as average customer credit and margin loan balances and benchmark interest rates increased from the year-ago quarter. Commissions revenue increased 2% from the year-ago quarter on higher customer DARTs in stocks and options, partially offset by a decrease in futures DARTs, from the year-ago quarter. Other income increased 31% on higher net mark-to-market gains on other investments and higher fees earned from our FDIC sweep program. Pretax profit margin was 66% for the quarter ended September 30, 2018, up from 61% in the same period last year.

Customer accounts grew 26% to 576 thousand and customer equity increased 23% from the year-ago quarter to $142.5 billion. Total DARTs for cleared and execution-only customers increased 10% to 763 thousand from the year-ago quarter. Cleared DARTs were 696 thousand, 8% higher than in the same period last year.

Market Making
Market making segment income before income taxes decreased 36%, to $7 million in the quarter ended September 30, 2018, as compared the year-ago quarter, primarily due to the non-recurrence of an $11 million gain recognized on the transfer of our U.S. market making business in the third quarter of 2017. The current quarter's results reflect lower operating costs on the remaining operations. In the third quarter of 2017 we completed the transfer of our U.S. options market making business to Two Sigma Securities, LLC and by year-end we had exited the majority of our market making activities outside the U.S.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $27 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.29%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income ("OCI").

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, October 16, 2018, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the "Interactive Brokers Conference Call."
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 120 markets in numerous countries and currencies, from a single IB Universal AccountSM to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, March 26, 2018. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the Company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company's financial results may be found in the Company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2015	65,937		242,846		18,769		327,553		1,305
2016	64,038	(3%)	259,932	7%	16,515	(12%)	340,485	4%	1,354
2017	31,282	(51%)	265,501	2%	14,835	(10%)	311,618	(8%)	1,246

3Q2017	6,834		66,262		3,698		76,794		1,229
3Q2018	4,795	(30%)	71,646	8%	5,293	43%	81,734	6%	1,308

2Q2018	4,575		78,026		4,641		87,242		1,363
3Q2018	4,795	5%	71,646	(8%)	5,293	14%	81,734	(6%)	1,308

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2015	634,388		140,668		172,742,520
2016	572,834	(10%)	143,287	2%	155,439,227	(10%)
2017	395,885	(31%)	124,123	(13%)	220,247,921	42%

3Q2017	93,470		31,508		55,195,706
3Q2018	92,297	(1%)	29,936	(5%)	45,572,711	(17%)

2Q2018	93,253		36,693		51,370,386
3Q2018	92,297	(1%)	29,936	(18%)	45,572,711	(11%)

MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2015	335,406		14,975		15,376,076
2016	307,377	(8%)	14,205	(5%)	13,082,887	(15%)
2017	102,025	(67%)	5,696	(60%)	7,139,622	(45%)

3Q2017	18,676		1,040		1,814,393
3Q2018	11,805	(37%)	758	(27%)	2,995,942	65%

2Q2018	11,813		756		2,442,203
3Q2018	11,805	0%	758	0%	2,995,942	23%

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2015	298,982		125,693		157,366,444
2016	265,457	(11%)	129,082	3%	142,356,340	(10%)
2017	293,860	11%	118,427	(8%)	213,108,299	50%

3Q2017	74,794		30,468		53,381,313
3Q2018	80,492	8%	29,178	(4%)	42,576,769	(20%)

2Q2018	81,440		35,937		48,928,183
3Q2018	80,492	(1%)	29,178	(19%)	42,576,769	(13%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2015	244,356		124,206		153,443,988
2016	227,413	(7%)	128,021	3%	138,523,932	(10%)
2017	253,304	11%	116,858	(9%)	209,435,662	51%

3Q2017	64,363		30,034		52,515,806
3Q2018	70,233	9%	28,922	(4%)	41,406,443	(21%)

2Q2018	71,873		35,679		47,840,126
3Q2018	70,233	(2%)	28,922	(19%)	41,406,443	(13%)

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	3Q2018	3Q2017	% Change
Total Accounts	576	457	26%
Customer Equity (in billions)[1]	$142.5	$115.7	23%

Cleared DARTs	696	646	8%
Total Customer DARTs	763	695	10%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.78	$3.96	(5%)
DART per Avg. Account (Annualized)	312	365	(15%)
Net Revenue per Avg. Account (Annualized)	$3,109	$3,249	(4%)

Consecutive Quarters	3Q2018	2Q2018	% Change
Total Accounts	576	542	6%
Customer Equity (in billions)[1]	$142.5	$134.7	6%

Cleared DARTs	696	739	(6%)
Total Customer DARTs	763	797	(4%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.78	$3.86	(2%)
DART per Avg. Account (Annualized)	312	350	(11%)
Net Revenue per Avg. Account (Annualized)	$3,109	$3,190	(3%)

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

	(in millions)
Average interest-earning assets
Segregated cash and securities	$20,923	$24,043	$20,437	$24,207
Customer margin loans	29,339	24,132	29,599	22,017
Securities borrowed	3,531	4,096	3,295	4,071
Other interest-earning assets	4,371	3,155	4,208	2,748
FDIC sweeps[1]	1,423	63	1,122	52
	$59,587	$55,489	$58,661	$53,095

Average interest-bearing liabilities
Customer credit balances	$48,544	$46,910	$47,954	$44,901
Securities loaned	3,882	3,964	4,068	3,765
	$52,426	$50,874	$52,022	$48,666

Net interest income
Segregated cash and securities, net2/3	$91	$60	$233	$143
Customer margin loans[4]	182	106	485	270
Securities borrowed and loaned, net	33	42	116	112
Customer credit balances, net2/4	(79)	(36)	(191)	(68)
Other net interest income1/3/5	25	11	63	23
Net interest income	$252	$183	$706	$480

Net interest margin ("NIM")	1.68%	1.31%	1.61%	1.21%

Annualized yields
Segregated cash and securities	1.73%	0.99%	1.52%	0.79%
Customer margin loans	2.46%	1.74%	2.19%	1.64%
Customer credit balances	0.65%	0.30%	0.53%	0.20%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
We have recategorized components of net interest income related to currencies with negative interest rates and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter and nine months ended September 30, 2017, $4 million and $12 million has been recategorized from net interest income on "segregated cash and securities, net" to "customer credit balances, net", respectively.

[3]
During the current quarter, we have reclassified certain components of net interest income related to investments in U.S. Treasury notes and reverse repurchase agreements and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter and the nine months ended September 30, 2017, $2 million and $5 million has been reclassified from net interest income on "Segregated cash and securities, net" to "Other net interest income, net", respectively. For the quarters ended March 31, 2017, June 30, 2017, December 31, 2017, March 31, 2018, and June 30, 2018 the amounts reclassified were $1 million, $2 million, $3 million, $3 million, and $4 million, respectively.

[4]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer's account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[5]	Includes income from financial instruments which has the same characteristics as interest, but is reported in other income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2018	2017	2018	2017
		(in millions)

Electronic Brokerage	Net revenues	$444	$367	$1,352	$1,015
	Non-interest expenses	152	142	486	407

	Income before income taxes	$292	$225	$866	$608

	Pre-tax profit margin	66%	61%	64%	60%

Market Making	Net revenues	$16	$30	$59	$61
	Non-interest expenses	9	19	34	96

	Income (loss) before income taxes	$7	$11	$25	$(35)

	Pre-tax profit (loss) margin	44%	37%	42%	(57%)

Corporate [1]	Net revenues	$(21)	$29	$-	$111
	Non-interest expenses	2	(3)	4	(1)

	Income (loss) before income taxes	$(23)	$32	$(4)	$112

Total	Net revenues	$439	$426	$1,411	$1,187
	Non-interest expenses	163	158	524	502

	Income before income taxes	$276	$268	$887	$685

	Pre-tax profit margin	63%	63%	63%	58%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
	(in millions, except share and per share data)

Revenues:
Commissions	$167	$163	$572	$477
Interest income	363	243	1,007	626
Trading gains	7	11	32	26
Other income	21	70	121	205

Total revenues	558	487	1,732	1,334

Interest expense	119	61	321	147

Total net revenues	439	426	1,411	1,187

Non-interest expenses:
Execution and clearing	57	61	196	185
Employee compensation and benefits	63	64	201	192
Occupancy, depreciation and amortization	12	11	35	34
Communications	7	7	20	22
General and administrative	25	15	70	67
Customer bad debt	(1)	-	2	2

Total non-interest expenses	163	158	524	502

Income before income taxes	276	268	887	685

Income tax expense	18	21	52	56

Net income	258	247	835	629

Net income attributable to noncontrolling interests	219	216	709	551

Net income available for common stockholders	$39	$31	$126	$78

Earnings per share:
Basic	$0.52	$0.44	$1.73	$1.12
Diluted	$0.51	$0.43	$1.71	$1.10

Weighted average common shares outstanding:
Basic	74,649,469	71,109,577	72,879,007	69,405,624
Diluted	75,360,089	71,973,483	73,745,640	70,409,619

Comprehensive income:
Net income available for common stockholders	$39	$31	$126	$78
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(1)	1	(14)	11
Income taxes related to items of other comprehensive income	-	-	(1)	-
Other comprehensive income (loss), net of tax	(1)	1	(13)	11
Comprehensive income available for common stockholders	$38	$32	$113	$89

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$219	$216	$709	$551
Other comprehensive income - cumulative translation adjustment	(2)	5	(60)	55
Comprehensive income attributable to noncontrolling interests	$217	$221	$649	$606

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$38	$32	$113	$89

Comprehensive earnings per share:
Basic	$0.51	$0.45	$1.55	$1.28
Diluted	$0.50	$0.44	$1.54	$1.26

Weighted average common shares outstanding:
Basic	74,649,469	71,109,577	72,879,007	69,405,624
Diluted	75,360,089	71,973,483	73,745,640	70,409,619

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			September 30, 2018	December 31, 2017
			(in millions)

Assets
Cash and cash equivalents			$3,062	$1,732
Cash - segregated for regulatory purposes			7,523	6,547
Securities - segregated for regulatory purposes			12,832	13,685
Securities borrowed			3,551	2,957
Securities purchased under agreements to resell			331	2,035
Financial instruments owned, at fair value			2,588	3,154
Receivables from customers, net of allowance for doubtful accounts			30,913	29,821
Receivables from brokers, dealers and clearing organizations			846	823
Other assets			416	408

Total assets			$62,062	$61,162

Liabilities and equity

Liabilities
Short-term borrowings			$28	$15
Securities loaned			3,834	4,444
Securities sold under agreements to repurchase			-	1,316
Financial instruments sold but not yet purchased, at fair value			915	767
Other payables:
Customers			49,823	47,548
Brokers, dealers and clearing organizations			179	283
Other payables			380	356
			50,382	48,187

Total liabilities			55,159	54,729

Equity
Stockholders' equity			1,243	1,090
Noncontrolling interests			5,660	5,343
Total equity			6,903	6,433

Total liabilities and equity			$62,062	$61,162

	September 30, 2018		December 31, 2017
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	75,097,443	18.1%	71,479,604	17.4%
Noncontrolling interests (IBG Holdings LLC)	338,691,717	81.9%	340,229,444	82.6%

Total IBG LLC membership interests	413,789,160	100.0%	411,709,048	100.0%